UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 2, 2009

The Andersons, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	000-20557	34-1562374
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

480 West Dussel Drive, Maumee, Ohio		43537
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	419-893-5050

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 2, 2009, The Andersons, Inc. granted stock only stock appreciation rights ("SOSAR’s) with an exercise price of $11.02 per share to its officers, directors and other members of management and performance share units (PSU’s) valued at $11.02 to its officers. The Company also granted restricted shares to employees who were not executive officers. These grants were made under the Company’s Long-Term Performance Compensation Plan. These grants were made as follows to the named executive officers. Michael J. Anderson received 23,600 SOSARs and 17,700 PSUs, Richard R. George received 3,600 SOSARs and 2,750 PSUs, Gary L. Smith received 3,600 SOSARs and 2,750 PSUs, Harold M. Reed received 9,000 SOSARs and 6,750 PSUs and Rasesh H. Shah received 7,900 SOSARs and 6,150 PSUs. The entire executive group received 72,830 SOSARs and 55,700 PSUs. The entire non-executive director group received 41,400 SOSARs

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Andersons, Inc.

March 6, 2009	By:	Michael J. Anderson

Name: Michael J. Anderson
Title: President and CEO

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Exhibit Index

Exhibit No.	Description

10.36	Form of Performance Share Award Agreement
10.37	Form of Stock Only Stock Appreciation Right Agreement
10.38	Form of Director Stock Only Stock Appreciation Right Agreement